As filed with the Securities and Exchange Commission on April 29, 1999

                                                              File No. 811-8434

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940
                                AMENDMENT NO. 5

                            THE PREMIUM PORTFOLIOS*
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (345) 945-1824

               SUSAN JAKUBOSKI, ELIZABETHAN SQUARE, GEORGE TOWN,
                       GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                       ROGER P. JOSEPH, BINGHAM DANA LLP,
                      150 FEDERAL STREET, BOSTON, MA 02110


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* Relates only to International Equity Portfolio.


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                                EXPLANATORY NOTE


     The Premium Portfolios has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in International Equity Portfolio are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.




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                                     PART A


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

PORTFOLIO GOAL

The goal of International Equity Portfolio is long-term capital growth. Dividend income, if any, is incidental to this goal.

The goal of the Portfolio may be changed without approval by the Portfolio's investors but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there can be no assurance that the Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES

The Portfolio's principal investment strategies are the strategies that, in the opinion of Citibank, N.A., the investment adviser for the Portfolio, are most likely to achieve the Portfolio's investment goal. Of course, there can be no assurance that the Portfolio will achieve its goal. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. Of course, Citibank may decide, as a matter of investment strategy, not to use the investments and investment techniques described below and in Part B at any particular time. The Portfolio's strategies may be changed without investor approval.

The Portfolio invests primarily in the common stocks of foreign companies that the Portfolio's portfolio managers believe have above-average prospects for growth, including companies in developing countries. In managing the Portfolio, Citibank looks for well-established companies with medium to large capitalizations (typically $750 million or more), superior management teams and histories of above-average revenues and earnings growth. Citibank seeks opportunities to invest in foreign economies that are growing faster than the U.S. economy.

In addition to common stocks, the Portfolio may invest in other equity securities including rights to purchase common stocks as well as securities with common stock characteristics, such as securities convertible into common stock, trust or limited partnership interests, and depositary receipts (receipts which represent the right to receive the securities of foreign issuers deposited in a U.S. bank or a local branch of a foreign bank). Generally, the Portfolio invests in a number of different countries and under
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normal circumstances, the Portfolio invests at least 65% of its assets in equity securities of companies in at least three foreign markets. The Portfolio may invest in preferred stock or warrants, and also, to a limited extent, purchase shares in other investment companies, including closed end investment companies that invest in foreign securities.

The Portfolio may, but is not required to, buy debt securities of foreign issuers. Long-term debt securities must be investment grade at the time of purchase, meaning they are rated at least Baa by Moody's or BBB by Standard & Poor's or, if unrated, of comparable quality in the portfolio managers' opinion. After the Portfolio buys a bond, it may be given a lower rating or stop being rated. This would not require the Portfolio to sell the security, but the portfolio managers will consider the change in rating in deciding whether to keep the security.

Equity securities generally represent an ownership interest (or a right to acquire an ownership interest) in an issuer, and include common stocks, securities convertible into common stocks, preferred stocks, warrants for the purchase of stock and depositary receipts (receipts which represent the right to receive the securities of foreign issuers deposited in a U.S. bank or a local branch of a foreign bank). While equity securities historically have been more volatile than fixed income securities, they historically have produced higher levels of total return.

The Portfolio generally invests in securities that are sold on securities exchanges, although it may also purchase securities which are not registered for sale to the general public, or, to a limited extent, securities that are not readily marketable.

The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes. The Portfolio may also lend its portfolio securities or sell its securities short, as long as, in the case of a short sale, the Portfolio owns, or has the right to obtain, the securities being sold short.

The Portfolio may, but is not required to, enter into forward currency exchange contracts for the purchase or sale of foreign currency for hedging purposes. A currency exchange contract allows the Portfolio to fix a definite price in dollars for securities of non-U.S. issuers that the Portfolio buys and sells.

DEFENSIVE STRATEGIES. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality U.S. money market and other short-term instruments, and may not be pursuing its investment goal.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase and to sell. Citibank's portfolio managers seek to add
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value primarily through selection of companies believed to be reasonably valued compared to their long-term earnings potential. The Portfolio's managers use fundamental analysis to find companies that they believe have growth potential, and look first at a particular company and then at the country in which the company is located and the industry in which the company participates. The managers eliminate stocks that they believe are overpriced relative to a company's financial statements and projections. The managers then analyze each company to find those believed to have good management, solid product lines, strong competitive positioning and attractive cash flows. The portfolio managers use this same approach when deciding which securities to sell. Securities are sold when the Portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that the security no longer fits within the managers' overall strategies for achieving the Portfolio's goals.

The Portfolio is actively managed. Although the portfolio manager attempts to minimize portfolio turnover, from time to time the Portfolio's annual portfolio turnover rate may exceed 100%. The sale of securities may produce capital gains, which, when distributed, are taxable to investors. Active trading may also increase the amount of commissions or mark-ups the Portfolio pays to brokers or dealers when it buys and sells securities. For the fiscal years ended December 31, 1997 and 1998, the Portfolio's portfolio turnover rates were 99% and 118%, respectively.

Citibank may use brokers or dealers for Portfolio transactions who also provide brokerage and research services to the Portfolio or other accounts over which Citibank or its affiliates exercise investment discretion. The Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission another broker or dealer would have charged. However, the Portfolio will "pay up" only if Citibank determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which Citibank exercises investment discretion.

MAIN RISKS

The principal risks of investing in the Portfolio are described below:

MARKET RISK. This is the risk that the prices of securities will rise or fall due to changing economic, political or market conditions, or due to a company's individual situation. The Portfolio's net asset value will change daily as the value of its underlying securities change. This means that an investor's interest in the Portfolio may be worth more or less when the investor sells it than when the investor bought it.

EQUITY SECURITIES. Equity securities are subject to market risk that historically has resulted in greater price volatility than exhibited by fixed income securities.
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FOREIGN SECURITIES. Investments in foreign securities involve risks relating to adverse political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and foreign issuers and markets are subject.

        o These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, currency exchange controls and other limitations on the use or transfer of Portfolio assets and political or social instability.

        o Foreign companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations.

        o Foreign markets may be less liquid and more volatile than U.S. markets. Rapid increases in money supply may result in speculative investing, contributing to volatility. Also, equity securities may trade at price-earnings multiples that are higher than those of comparable U.S. companies, and that may not be sustainable. As a result, there may be rapid changes in the value of foreign securities.

        o Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments.

        o Since foreign securities often trade in currencies other than the U.S. dollar, changes in currency exchange rates will affect the Portfolio's net asset value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the U.S. dollar relative to these other currencies will adversely affect the value of the Portfolio. In addition, some foreign currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the Portfolio from realizing value in U.S. dollars from its investment in foreign securities.

        o The Portfolio may invest in issuers located in emerging, or developing, markets.

          o Emerging or developing countries are generally defined as countries in the initial stages of their industrialization cycles with low per capita income.

          o All of the risks of investing in foreign securities are heightened by investing in developing countries.
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          o The markets of developing countries have been more volatile than the markets of developed countries with more mature economies.

GROWTH SECURITIES. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. The success of the Portfolio's investment strategy depends largely on Citibank's skill in assessing the growth potential of companies in which the Portfolio invests. In addition, the Portfolio may underperform certain other international stock funds during periods when growth stocks are out of favor.

INTEREST RATE RISK. In general, the prices of debt securities rise when interest rates fall, and fall when interest rates rise. Longer term obligations are usually more sensitive to interest rate changes. If the Portfolio invests in debt securities, a change in interest rates could cause the Portfolio's net asset value to go down.

CREDIT RISK. The Portfolio may invest in investment grade debt securities. It is possible that some issuers will not make payments on debt securities held by the Portfolio, causing a loss. Or, an issuer may suffer adverse changes in its financial condition that could lower the credit quality of a security, leading to greater volatility in the price of the security and in the net asset value of the Portfolio. If the credit quality of a security deteriorates below investment grade, the Portfolio may continue to hold this security, commonly known as a junk bond. The prices of lower rated securities, especially junk bonds, often are more volatile than those of higher rated securities. A change in the quality rating of a bond or other security can also affect the security's liquidity and make it more difficult for the Portfolio to sell. The lower quality debt securities in which the Portfolio may invest are more susceptible to these problems than higher quality obligations.

CONVERTIBLE SECURITIES. Convertible securities, which are debt securities or preferred stock that may be converted into common stock, are subject to the market risk of stocks, and, like debt securities, are also subject to interest rate risk and the credit risk of their issuers. Call provisions may allow the issuer to repay the debt before it matures.

CURRENCY EXCHANGE CONTRACTS. The Portfolio may use forward foreign currency exchange contracts to hedge against adverse rate changes. The Portfolio's use of forward foreign currency exchange contracts may prevent the Portfolio from realizing profits on favorable movements in exchange rates. The Portfolio's ability to use currency exchange contracts successfully depends on a number of factors, including the ability of the Portfolio's portfolio managers to accurately predict the direction of changes in currency exchange rates. If these predictions are wrong, the Portfolio could suffer greater losses than if the Portfolio had not entered into the foreign currency exchange contracts. In addition, the Portfolio could suffer losses if a counterparty to a contract does not perform its obligations.

EURO CONVERSION. The Portfolio may invest in securities of issuers in European countries. Certain European countries have joined the European Economic and Monetary Union (EMU). Each EMU participant's currency began a conversion into a single European currency, called the euro, on January 1, 1999, to be completed by July 1, 2002. The consequences of the euro conversion for foreign exchange rates, interest rates and the value of European securities held by the Portfolio are presently unclear. European financial markets, and, therefore, the Portfolio, could be adversely affected if the euro conversion does not continue as planned or if a participating country chooses to withdraw from the EMU. The Portfolio could also be adversely affected if the computing, accounting and trading systems used by its service providers are not capable of processing transactions related to the euro. These issues may negatively affect the operations of the companies in which the Portfolio invests as well.

YEAR 2000. The Portfolio could be adversely affected if the computer systems used by the Portfolio or its service providers are not programmed to accurately process information on or after January 1, 2000. The Portfolio, and its service providers, are making efforts to resolve any potential Year 2000 problems. While it is likely these efforts will be successful, the failure to implement any necessary modifications could have an adverse impact on the Portfolio. The Portfolio also could be adversely affected if the issuers of securities held by the Portfolio do not solve their Year 2000 problems, or if it costs them large amounts of money to solve these problems. Because the Portfolio invests in foreign securities, it may be particularly susceptible to these potential Year 2000 problems.

PLEASE NOTE THAT AN INVESTMENT IN THE PORTFOLIO IS NOT A DEPOSIT OF CITIBANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Item 6.  Management, Organization and Capital Structure.

INVESTMENT MANAGERS

The Portfolio draws on the strength and experience of Citibank. Citibank is the investment manager of the Portfolio, and subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions. Citibank has been managing money since 1822. With its affiliates, it currently manages more than $327 billion in assets worldwide.

Citibank, with headquarters at 153 East 53rd Street, New York, New York, is a wholly-owned subsidiary of Citigroup Inc. Citigroup Inc. was formed as a result of the merger of Citicorp and Travelers Group, Inc., which was completed on October 8, 1998.

Citibank and its affiliates may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. However, in making investment decisions for the Portfolio Citibank does not obtain or use material inside information acquired by any division, department or affiliate of Citibank in the course of those relationships. Citibank and its affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.

Matthew Bowyer, a Vice President of Citibank, has managed the Portfolio since February 1999. Mr. Bowyer is a Senior Portfolio Manager and Cross Border Equity Strategist who has been responsible for managing global equity and balanced portfolios at Citibank since mid 1996. Prior to that he ran a quantitative research group, providing portfolio and market analysis to Citibank's equity and fixed income teams in London. Prior to joining Citibank in 1985, Mr. Bowyer was a senior analyst with National Economic Research Associates, a consulting firm.

ADVISORY FEES

For the advisory services Citibank provided to the Portfolio during the fiscal year ended December 31, 1998, Citibank received a total of 1.00% of the Portfolio's average daily net assets, after waivers.

CAPITAL STOCK

Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Portfolio is not required and have no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors in the Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolio is a series of The Premium Portfolios (known as the "Trust"), which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, it is not expected that the liabilities of the Portfolio would ever exceed its assets.

Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net asset value (NAV) every day the New York Stock Exchange is open for trading (Business Day). This calculation is made at the close of regular trading on the New York Stock Exchange, normally 4:00 p.m. Eastern time. On days when the financial markets in which the Portfolio invests close early, NAV will be calculated as of the close of those markets.

The Portfolio's securities are valued primarily on the basis of market quotations. When market quotations are not readily available, the Portfolio may price securities at fair value. Fair value is determined in accordance with procedures approved by the Portfolio's Board of Trustees. When the Portfolio uses the fair value pricing method, a security may be priced higher or lower than if the Portfolio had used a market quotation to price the same security.

For foreign securities the values are translated from the local currency into U.S. dollars using current exchange rates. If trading in the currency is restricted, the Portfolio uses a rate believed to reflect the currency's fair value in U.S. dollars. Trading may take place in foreign securities held by the Portfolio on days when the Portfolio is not open for business. As a result, the Portfolio's NAV may change on days on which it is not possible to purchase or sell interests in the Portfolio. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's NAV is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of the Portfolio's custodian bank by a U.S. Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

The Portfolio expects to be treated as a partnership for U.S. federal and New York state income tax purposes. As a result, the Portfolio does not expect to pay any federal income taxes and, generally, investors in the Portfolio should not have to pay federal income taxes when they invest in or make withdrawals from the Portfolio. However, each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains and losses, credits and other items whether or not distributed in determining its income tax liability.

The Trust also expects that investors in the Portfolio which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The Trust intends to conduct its activities and those of the Portfolio so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in the Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in the Portfolio.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.

Item 8.  Distribution Arrangements.

The exclusive placement agent for the Portfolio is CFBDS, Inc. CFBDS receives no compensation for serving as the Portfolio's exclusive placement agent.

                                    PART B



Item 10.  Cover Page and Table of Contents.

     This Part B sets forth information with respect to International Equity Portfolio, a series of The Premium Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is April 29, 1999.



TABLE OF CONTENTS                                                       Page

Portfolio History.......................................................B-2
Description of the Portfolio and Its Investments and Risks..............B-2
Management of the Portfolio.............................................B-14
Control Persons and Principal Holders
  of Securities.........................................................B-17
Investment Advisory and Other Services..................................B-18
Brokerage Allocation and Other Practices................................B-22
Capital Stock and Other Securities......................................B-23
Purchase, Redemption and Pricing of
  Securities............................................................B-25
Taxation of the Portfolio...............................................B-26
Underwriters............................................................B-29
Calculations of Performance Data........................................B-29
Financial Statements....................................................B-29

Item 11.  Portfolio History.

     The Premium Portfolios (the "Trust") was organized as a trust under the laws of the State of New York and International Equity Portfolio was designated as a series of the Trust on September 13, 1993.

Item 12.  Description of the Portfolio and Its Investments and Risks.

     The investment objective of the Portfolio is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

     The policies described above and those described below are not fundamental and may be changed without investor approval.

     The Portfolio may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Citibank, N.A., the Portfolio's investment adviser ("Citibank" or the "Adviser"), conditions and trends in the economy and financial markets, and investments being available on terms that, in Citibank's opinion, make economic sense.

     As a non-fundamental policy, at least 65% of the value of the Portfolio's total assets will be invested in equity securities of issuers organized in at least three countries other than the United States. While the Portfolio's policy is to invest primarily in common stocks of companies organized outside the United States ( "non-U.S. issuers") believed to possess better than average prospects for growth, appreciation may be sought in other types of securities, principally of non-U.S. issuers, such as fixed income securities, convertible and non-convertible bonds, preferred stocks and warrants, when relative values make such purchases appear attractive either as individual issues or as types of securities in certain economic environments. There is no formula as to the percentage of assets that may be invested in any one type of security.

REPURCHASE AGREEMENTS

     The Portfolio may invest in repurchase agreements collateralized by securities in which the Portfolio may otherwise invest. Repurchase agreements are agreements by which the Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or Government agency issues. Under the 1940 Act, repurchase agreements may be considered to be loans by the buyer. The Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although the Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolio are fully collateralized, with such collateral being marked to market daily. In the event of the bankruptcy of the other party to a repurchase agreement, the Portfolio could experience delays in recovering the resale price. To the extent that, in the meantime, the value of the securities purchased has decreased, the Portfolio could experience a loss.

REVERSE REPURCHASE AGREEMENTS

     The Portfolio may enter into reverse repurchase agreements, subject to the Portfolio's investment restriction on borrowing. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When the Portfolio enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be segregated. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing. In the event of the bankruptcy of the other party to a reverse repurchase agreement, the Portfolio could experience delays in recovering the securities sold. To the extent that, in the meantime, the value of the securities sold has changed, the Portfolio could experience a loss.

RULE 144A SECURITIES

     Consistent with applicable investment restrictions, the Portfolio may purchase securities that are not registered under the Securities Act of 1933 (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act ("Rule 144A securities"). However, the Portfolio does not invest more than 15% of its net assets (taken at market value) in illiquid investments, which include securities for which there is no readily available market, securities subject to contractual restrictions on resale and Rule 144A securities, unless, in the case of Rule 144A securities, the Board of Trustees of the Trust determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The Trustees have adopted guidelines and, subject to oversight by the Trustees, have delegated to the Adviser the daily function of determining and monitoring liquidity of Rule 144A securities. The Trustees, however, retain oversight and are ultimately responsible for the determinations.

PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

     The Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

CONVERTIBLE SECURITIES

     The Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

     In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

SECURITIES OF NON-U.S. ISSUERS

     The Portfolio may invest in securities of non-U.S. issuers. Investing in securities of foreign issuers may involve significant risks not present in domestic investments. For example, the value of such securities fluctuates based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about foreign issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

     It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. securities markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Prices at which the Portfolio may acquire securities may be affected by trading by persons with material non-public information and by securities transactions by brokers in anticipation of transactions by the Portfolio. Non-U.S. security trading practices, including those involving securities settlement where the Portfolio's assets may be released prior to receipt of payments, may expose the Portfolio to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

     The Portfolio may invest in issuers located in developing countries, which are generally defined as countries in the initial stages of their industrialization cycles with lower per capita income. All of the risks of investing in non-U.S. securities are heightened by investing in issuers in developing countries. Investors should be aware that investing in the equity and fixed income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems which can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries with more mature economies; such markets often have provided higher rates of return, and greater risks, to investors. These heightened risks include (i) greater risks of expropriation, confiscatory taxation and nationalization, and less social, political and economic stability; (ii) the small current size of markets for securities of issuers based in developing countries and the currently low or non-existent volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures. Such characteristics can be expected to continue in the future.

     The costs attributable to non-U.S. investing, such as the costs of maintaining custody of securities in non-U.S. countries, frequently are higher than those involved in U.S. investing. As a result, the operating expense ratio of the Portfolio may be higher than that of investment companies investing exclusively in U.S. securities.

     Subject to applicable statutory and regulatory limitations, assets of the Portfolio may be invested in shares of other investment companies. The Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold securities of non-U.S. issuers. Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

     American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolio to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement. ADRs, EDRs and GDRs are subject to many of the same risks that apply to other investments in non-U.S. securities.

     ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.

     The Portfolio may invest in securities of non-U.S. issuers that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

     Because the Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolio may enter into currency exchange transactions to convert U.S. currency to foreign currency and foreign currency to U.S. currency, as well as convert foreign currency to other foreign currencies. The Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. The Portfolio also may, but is not obligated to, enter into foreign currency hedging transactions in an attempt to protect the value of the assets of the Portfolio as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although the Portfolio's assets are valued daily in terms of U.S. dollars, the Trust does not intend to convert the Portfolio's holdings of other currencies into U.S. dollars on a daily basis.) The Portfolio does not currently intend to speculate in currency exchange rates or forward contracts.

     The Portfolio may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

     A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. Because these contracts are traded in the interbank market and not on organized commodities or securities exchanges, these contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

     When the Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

     When the Adviser believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, the Portfolio may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of non-U.S. currency approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The projection of a short-term hedging strategy is highly uncertain. Under normal circumstances, consideration of the prospect for currency parities will be incorporated in the investment decisions made with regard to overall diversification strategies. However, the Portfolio believes that it is important to have the flexibility to enter into such forward contracts when it determines that its best interests will be served.

     The Portfolio generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, the Portfolio will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If the Portfolio retains the security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If the Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date the Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

     It is impossible to forecast with precision the market value of Portfolio securities at the expiration of the contract. Accordingly, it may be necessary for the Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

     The Portfolio has established procedures consistent with policies of the Securities and Exchange Commission (the "SEC") concerning forward contracts. Those policies currently require that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment or that the Portfolio otherwise covers its position in accordance with applicable regulations and policies.

     The Portfolio may also purchase put options on a non-U.S. currency in order to protect against currency rate fluctuations. If the Portfolio purchases a put option on a non-U.S. currency and the value of the non-U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted.

Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Portfolio anticipates investing in securities traded in such currency, the Portfolio may purchase call options on the non-U.S. currency.

     The purchase of such options could offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to the Portfolio from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

     The Portfolio may write options on non-U.S. currencies for hedging purposes or otherwise to achieve its investment objective. For example, where the Portfolio anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio may be offset by the amount of the premium received.

     Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, the Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium.

     The writing of put or call options on non-U.S. currencies by the Portfolio will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, the Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

     Put and call options on non-U.S. currencies written by the Portfolio will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

     Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities denominated in currencies other than the U.S. dollar. Because the securities underlying these receipts are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. The Portfolio may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depositary receipts.

     Of course, the Portfolio is not required to enter into the transactions described above and does not do so unless deemed appropriate by the Adviser. It should be realized that under certain circumstances, hedging arrangements to protect the value of the Portfolio's securities against a decline in currency values may not be available to the Portfolio on terms that make economic sense (they may be too costly). It should also be realized that these methods of protecting the value of the Portfolio's securities against a decline in the value of a currency do not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts, if correctly used, may minimize the risk of loss due to a decline in the value of the hedged currency, they do not eliminate the risk of loss and also tend to limit any potential gain which might result should the value of such currency increase.

SHORT SALES "AGAINST THE BOX"

     In a short sale, the Portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. The Portfolio, in accordance with applicable investment restrictions, may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale "against the box."

     In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If the Portfolio engages in a short sale, the collateral for the short position is maintained for the Portfolio by the custodian or qualified sub-custodian. While the short sale is open, an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities is maintained in a segregated account for the Portfolio. These securities constitute the Portfolio's long position.

     The Portfolio does not engage in short sales against the box for investment purposes. The Portfolio may, however, make a short sale against the box as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security owned by the Portfolio (or a security convertible or exchangeable for such security). In such case, any future losses in the Portfolio's long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount the Portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the Portfolio endeavors to offset these costs with the income from the investment of the cash proceeds of short sales.

     The Adviser does not expect that more than 40% of the Portfolio's total assets would be involved in short sales against the box. The Adviser does not currently intend to engage in such sales.

LENDING OF SECURITIES

     Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of cash collateral (subject to a rebate payable to the borrower). Where the borrower provides the Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Adviser to be of good standing. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. The Adviser will make loans only when, in the judgment of the Adviser, the consideration which can be earned currently from loans of this type justifies the attendant risk. If the Adviser determines to make loans, it is not intended that the value of the securities loaned would exceed 33 1/3% of the market value of the Portfolio's total net assets.

WHEN-ISSUED SECURITIES

     The Portfolio may purchase securities on a "when-issued" or on a "forward delivery" basis, meaning that delivery of the securities occurs beyond normal settlement times. In general, the Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. It is expected that, under normal circumstances, the Portfolio would take delivery of such securities but the Portfolio may sell them before the settlement date. When the Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of the Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the Portfolio expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolio does not intend to make such purchases for speculative purposes and intends to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued basis" may increase the volatility of its net asset value.

DEFENSIVE STRATEGIES

     During periods of unusual economic or market conditions or for temporary defensive purposes or liquidity, the Portfolio may invest without limit in cash and in U.S. dollar-denominated high quality money market and short-term instruments. These investments may result in a lower yield than would be available from investments in a lower quality or longer term.


                            INVESTMENT RESTRICTIONS

     The Trust, on behalf of the Portfolio, has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

        The Portfolio may not:

     (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow from banks in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed (the Portfolio may not purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value). It is intended that the Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

     (2) Purchase any security or evidence of interest therein on margin, except that such short-term credit may be obtained for the Portfolio as may be necessary for the clearance of purchases and sales of securities.

     (3) Underwrite securities issued by other persons, except insofar as the Trust acting on behalf of the Portfolio may technically be deemed an underwriter under the Securities Act of 1933 in selling a security.

     (4) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 33-1/3% of the Portfolio's net assets, (b) through the use of fixed time deposits or repurchase agreements or the purchase of short-term obligations or (c) by purchasing a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

     (5) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

     (6) With respect to 75% of the Portfolio's total assets, purchase securities of any issuer if such purchase at the time thereof would cause more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States or any agency or instrumentality of the United States); provided that for purposes of this restriction the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract.

     (7) With respect to 75% of the total assets of the Portfolio, purchase securities of any issuer if such purchase at the time thereof would cause more than 10% of the voting securities of such issuer to be held by the Portfolio.

     (8) Concentrate its investments in any particular industry (including the securities of foreign governments or multilateral lending institutions), except that positions in futures or options contracts shall not be subject to this restriction.

     (9) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder, except as appropriate to evidence a debt incurred without violating Investment Restriction (1) above.

     For purposes of restriction (1) above, arrangements with respect to securities lending are not treated as borrowing.

     As an operating policy, the Portfolio will not invest more than 15% of its net assets in securities for which there is no readily available market. This policy is not fundamental and may be changed by the Trust without the approval of the holders of the beneficial interests in the Portfolio.

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for the Portfolio will not be considered a violation of policy. If the value of the Portfolio's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity.

Item 13.  Management of the Portfolio.

     The Trustees and officers of the Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 21 Milk Street, Boston, Massachusetts 02109. The address of the Portfolio is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

                                    TRUSTEES

ELLIOTT J. BERV; 55 -- Chairman and Director, Catalyst, Inc. (Management Consultants) (since June 1992); President, Chief Operating Officer and Director, Deven International, Inc. (International Consultants) (June 1991 to June 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May 1984). His address is 24 Atlantic Drive, Scarborough, Maine.

PHILIP W. COOLIDGE*; 47 -- President of the Portfolio; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

MARK T. FINN; 55 -- President and Director, Delta Financial, Inc. (since June
1983); Chairman of the Board and Chief Executive Officer, FX 500 Ltd. (Commodity Trading Advisory Firm) (since April 1990); General Partner and Shareholder, Greenwich Ventures LLC (Investment Partnership) (since January
1996); President and Secretary, Phoenix Trading Co. (Commodity Trading Advisory
Firm) (since March 1997); Director, Vantage Consulting Group, Inc. (since October 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.

C. OSCAR MORONG, JR.; 64 -- Chairman of the Board of Trustees of the Portfolio; Managing Director, Morong Capital Management (since February 1993); Senior Vice President and Investment Manager, CREF Investments, Teachers Insurance & Annuity Association (retired, January 1993); Director, Indonesia Fund; Trustee, MAS Funds (since 1993). His address is 1385 Outlook Drive West, Mountainside, New Jersey.

WALTER E. ROBB, III; 72 -- President, Benchmark Consulting Group, Inc. (since
1991); Principal, Robb Associates (Corporate Financial Advisors) (since 1978); President, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since
1989); Trustee of certain registered investment companies in the MFS Family of Funds. His address is 35 Farm Road, Sherborn, Massachusetts.

E. KIRBY WARREN; 64 -- Professor of Management, Graduate School of Business, Columbia University (since 1987); Samuel Bronfman Professor of Democratic Business Enterprise (1978 to 1987). His address is Columbia University, Graduate School of Business, 725 Uris Hall, New York, New York.

                                    OFFICERS

PHILIP W. COOLIDGE*; 47 -- President of the Portfolio; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc.

CHRISTINE A. DRAPEAU*; 28 -- Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc. (since January
1996); Paralegal and Compliance Officer, various financial companies (July 1992 to January 1996).

TAMIE EBANKS-CUNNINGHAM*; 26 -- Assistant Secretary of the Portfolio; Office Manager, Signature Financial Group (Cayman) Ltd. (since April 1995); Administrator, Cayman Islands Primary School (prior to April 1995). Her address is P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I.

JOHN R. ELDER*; 50 -- Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc. (since April, 1995); Assistant Treasurer, CFBDS, Inc. (since April 1995); Treasurer of the Phoenix Family of Mutual Funds, Phoenix Home Life Mutual Insurance Company (1983 to March 1995).

LINDA T. GIBSON*; 33 -- Secretary of the Portfolio; Senior Vice President, Signature Financial Group, Inc.; Secretary, CFBDS, Inc.

JAMES E. HOOLAHAN*; 52 -- Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Senior Vice President, Signature Financial Group, Inc.

SUSAN JAKUBOSKI*; 35 -- Vice President, Assistant Treasurer and Assistant Secretary of the Portfolio; Vice President, Signature Financial Group (Cayman) Ltd. (since August 1994); Fund Compliance Administrator, Concord Financial Group (November 1990 to August 1994).

MOLLY S. MUGLER*; 47 -- Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc.; Assistant Secretary, CFBDS, Inc.

CLAIR TOMALIN*; 30 -- Assistant Secretary of the Portfolio; Office Manager, Signature Financial Group (Europe) Limited. Her address is 117 Charterhouse Street, London ECIM 6AA.

SHARON M. WHITSON*; 50 -- Assistant Secretary and Assistant Treasurer of the Portfolio; Assistant Vice President, Signature Financial Group, Inc.

JULIE J. WYETZNER*; 39 -- Vice President, Assistant Secretary and Assistant Treasurer of the Portfolio; Vice President, Signature Financial Group, Inc.

     The Trustees and officers of the Portfolio also hold comparable positions with certain other funds for which Signature Financial Group (Cayman) Ltd. ("SFG" or the "Administrator"), the Portfolio's administrator and a wholly-owned subsidiary of Signature Financial Group, Inc., or an affiliate serves as the distributor or administrator. Mr. Coolidge is also a Trustee of CitiFunds International Trust, an open-end investment company, a series of which is an investor in the Portfolio, and each officer of the Portfolio holds the same position with CitiFunds International Trust.

     The Trustees of the Portfolio received the following remuneration from the Portfolio during its fiscal year ended December 31, 1998:

                           TRUSTEE COMPENSATION TABLE

                                  Aggregate
                                Compensation
                                    from             Total
                                International    Compensation
                              Equity Portfolio  from Trust and
Trustee                             (1)(2)      Complex (1)(2)

Elliott J. Berv                    $1,395           $53,750

Philip W.  Coolidge                  $0               $0

Mark T. Finn                       $1,370           $52,000

C. Oscar Morong, Jr.               $1,471           $71,000

Walter E. Robb, III                $1,375           $50,000

E. Kirby Warren                    $1,375           $49,000


(1) Information relates to the fiscal year ended December 31, 1998.
(2) Messrs. Berv, Coolidge, Finn, Morong, Robb and Warren are trustees of 27, 50, 26, 41, 30 and 41 funds, respectively, in the family of open-end registered investment companies advised or managed by Citibank.

     The Portfolio's Declaration of Trust provides that the Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 14.  Control Persons and Principal Holders of Securities.

     As of April 26, 1999, CitiFundsSM International Growth Portfolio owned approximately 59.44% and CitiFunds International Growth Portfolio, Ltd. owned approximately 40.56% of the outstanding interests in the Portfolio. The address of CitiFunds International Growth Portfolio, Ltd. is c/o Maples and Calder, P.O. Box 309, Ugland House, George Town, Grand Cayman, Cayman Islands, British West Indies. The address of CitiFunds International Growth Portfolio (the "Fund") is 21 Milk Street, Boston, Massachusetts 02109. The Fund is a series of CitiFunds International Trust. CitiFunds International Trust is a Massachusetts business trust and is registered under the 1940 Act as an investment company.

     The Fund and CitiFunds International Growth Portfolio, Ltd. each control the Portfolio by virtue of owning more than 25% of the outstanding interests in the Portfolio, as noted above. The Fund has informed the Portfolio that whenever requested to vote on matters pertaining to the Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders, or otherwise act in accordance with applicable law. Notwithstanding the foregoing, at any meeting of shareholders of the Fund, a service agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with instructions it received for all other shares of which that service agent is the holder of record.

Item 15.  Investment Advisory and Other Services.

     Citibank manages the assets of the Portfolio pursuant to an investment advisory agreement (the "Advisory Agreement"). Subject to such policies as the Board of Trustees may determine, the Adviser manages the Portfolio's securities and makes investment decisions for the Portfolio. The Adviser furnishes at its own expense all services, facilities and personnel necessary in connection with managing the Portfolio's investments and effecting securities transactions for the Portfolio. Unless otherwise terminated, the Advisory Agreement will continue in effect from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.

     The Advisory Agreement provides that the Adviser may render services to others. The Advisory Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the Portfolio or by a vote of a majority of the Board of Trustees, or by the Adviser on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Advisory Agreement provides that neither the Adviser nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Advisory Agreement.

     For its services under the Advisory Agreement, the Adviser receives an investment advisory fee, which is accrued daily and paid monthly, at an annual rate equal to 1.00% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year. The Adviser may voluntarily agree to waive a portion of its investment advisory fee.

     For the fiscal years ended December 31, 1996, 1997 and 1998 the fees paid to Citibank under the Advisory Agreement with respect to the Portfolio were $472,204, $440,517 (of which $2,500 was voluntarily waived) and $353,752, respectively.

     Pursuant to an administrative services agreement (the "Administrative Services Agreement"), SFG (in its capacity under the Administrative Services Agreement, the "Administrator") provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. The Administrative Services Agreement with SFG continues in effect if such continuance is specifically approved at least annually by the Board of Trustees or by a vote of a majority of the outstanding voting securities of the Trust and, in either case, by a majority of the Trustees who are not parties to the Administrative Services Agreement or interested persons of any such party. The Administrator provides persons satisfactory to the Board of Trustees to serve as Trustees and officers of the Trust. Such Trustees and officers, as well as certain other employees and Trustees of the Trust, may be directors, officers or employees of the Administrator or its affiliates.

     For these services, SFG receives fees accrued daily and paid monthly of 0.05% of the assets of the Portfolio, on an annualized basis for the Portfolio's then-current fiscal year. However, SFG has voluntarily agreed to waive a portion of the fees payable to it as necessary to maintain the projected rate of total operating expenses.

     For the fiscal years ended December 31, 1996, 1997 and 1998, the Trust paid the Administrator $23,610 (of which $10,363 was voluntarily waived), $22,029 (all of which was voluntarily waived) and $17,686 (all of which was voluntarily waived), respectively, under the Administrative Services Agreement with respect to the Portfolio.

     The Administrative Services Agreement provides that SFG may render administrative services to others. The Administrative Services Agreement terminates automatically if it is assigned and may be terminated without penalty by vote of a majority of the outstanding voting securities of the Trust or by either party on not more than 60 days' nor less than 30 days' written notice. The Administrative Services Agreement also provides that neither SFG, as the Administrator, nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their obligations and duties under the Administrative Services Agreement.

     SFG is a wholly-owned subsidiary of Signature Financial Group, Inc. SFG is a company organized under the laws of the Cayman Islands. Its principal place of business is in George Town, Grand Cayman, British West Indies.

     Pursuant to a sub-administrative services agreement, Citibank performs such sub-administrative duties for the Trust as from time to time are agreed upon by Citibank and SFG. Citibank performs such sub-administrative duties in a manner consistent with the Operating Policies and Procedures of the Trust. Citibank's sub-administrative duties may include providing equipment and clerical personnel necessary for maintaining the Trust's organization, participation in the preparation of documents required for compliance by the Trust with applicable laws and regulations, the preparation of certain documents in connection with meetings of Trustees and investors, and other functions which would otherwise be performed by the Administrator. For performing such sub-administrative services, Citibank receives compensation as from time to time is agreed upon by SFG, not in excess of the amount paid to SFG for its services under the Administrative Services Agreement with the Trust. All such compensation is paid by SFG.

     The Glass-Steagall Act prohibits certain financial institutions, such as Citibank, from underwriting securities of openend investment companies, such as the Trust. Citibank believes that its services under the Advisory Agreement and the activities performed by it as sub-administrator are not underwriting and are consistent with the Glass-Steagall Act and other relevant federal and state laws. However, there is no controlling precedent regarding the performance of the combination of investment advisory and sub-administrative activities by banks. State laws on this issue may differ from applicable federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Changes in either federal or state statutes or regulations, or in their interpretations, could prevent Citibank from continuing to perform these services. If Citibank were to be prevented from acting as the Adviser or sub-administrator, the Trust would seek alternative means for obtaining these services. The Trust does not expect that investors would suffer any adverse financial consequences as a result of any such occurrence.

     The Trust has adopted an administrative services plan (the "Administrative Plan") which provides that the Trust may obtain the services of an administrator, a transfer agent and a custodian, and may enter into agreements providing for the payment of fees for such services. Under the Administrative Plan, the administrative services fee payable to the Administrator from the Portfolio may not exceed 0.05% of the Portfolio's average daily net assets on an annualized basis for its then-current fiscal year.

     The Administrative Plan continues in effect if such continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Trustees who are not "interested persons" of the Portfolio and who have no direct or indirect financial interest in the operation of the Administrative Plan or in any agreement related to such Plan ("Qualified Trustees"). The Administrative Plan requires that the Trust provide to the Board of Trustees and the Board of Trustees review, at least quarterly, a written report of the amounts expended (and the purposes therefor) under the Administrative Plan. The Administrative Plan may be terminated at any time by a vote of a majority of the Qualified Trustees or, with respect to the Portfolio, by a vote of a majority of the outstanding voting securities of the Portfolio. The Administrative Plan may not be amended to increase materially the amount of permitted expenses thereunder without the approval of a majority of the outstanding voting securities of the Trust and may not be materially amended in any case without a vote of the majority of both the Trustees and the Qualified Trustees.

     In addition to amounts payable under the Advisory Agreement and the Administrative Services Plan, the Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or SFG, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the fiscal year ended December 31, 1998, the Portfolio's total expenses were 1.00% of its average daily net assets for that fiscal year.

     The Trust, on behalf of the Portfolio, has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian to the Portfolio. The Trust, on behalf of the Portfolio, has also entered into a Fund Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman performs fund accounting services for the Portfolio. State Street Cayman also provides transfer agency services to the Portfolio.

     The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.

     PricewaterhouseCoopers LLP are the chartered accountants for the Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The address of PricewaterhouseCoopers LLP is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K 1G8.

     Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.

Item 16.  Brokerage Allocation and Other Practices.

     The Trust trades securities for the Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objectives. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for the Portfolio are made by a portfolio manager who is an employee of the Adviser and who is appointed and supervised by its senior officers. The portfolio manager may serve other clients of the Adviser in a similar capacity.

     In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which Citibank or its affiliates exercise investment discretion. Citibank is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Citibank determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Citibank and its affiliates have with respect to accounts over which they exercise investment discretion.

     The investment advisory fee that the Portfolio pays to the Adviser will not be reduced as a consequence of the Adviser's receipt of brokerage and research services. While such services are not expected to reduce the expenses of the Adviser, the Adviser would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

     In certain instances there may be securities that are suitable as an investment for the Portfolio as well as for one or more of the Adviser's other clients. Investment decisions for the Portfolio and for the Adviser's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for the Portfolio. When purchases or sales of the same security for the Portfolio and for other portfolios managed by the Adviser occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

     For the fiscal years ended December 31, 1996, 1997 and 1998, the Portfolio paid brokerage commissions of $236,514, $215,467 and $167,104, respectively.

Item 17.  Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. The Portfolio is a series of the Trust. Investors in the Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors in the Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in the Portfolio may not be transferred.

     Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when it is required to do so by law, or in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

     The Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. Investors in the Portfolio are personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations. It is not expected that the liabilities of the Portfolio would ever exceed its assets.

     The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. As of the close of regular trading on the New York Stock Exchange, on days during which the Exchange is open for trading, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following business day of the Portfolio.

Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in the Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     The net asset value of the Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of the Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth in more detail below, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

     For the purpose of calculating the Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when the Portfolio's net asset value is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

     Interest income on long-term obligations held for the Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19.  Taxation of the Portfolio.

     The Trust is organized as a trust under New York law. The Trust has determined that the Portfolio is properly treated as a separate partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolio is not subject to any income tax. The Portfolio's taxable year ends December 31. Although the Portfolio is not subject to U.S. federal income tax, it files appropriate U.S. federal income tax returns. The Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The Portfolio intends to qualify for treaty reduced rates where available. It is not possible, however, to determine the Portfolio effective rates of non-U.S. tax in advance since the amount of the Portfolio's assets to be invested within various countries is not known. Investors qualifying as RICs and investing substantially all of their assets in the Portfolio may elect to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any, if at the close of their respective taxable years the Portfolio holds more than 50% of its assets in foreign stock and securities.

     Each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expense, capital gains, capital losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolio in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

     The Trust believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that the Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio and to allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Foreign exchange gains and losses realized by the Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments by the Portfolio in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. The Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to enable an investor that is a RIC to distribute this income and avoid a tax on the investor, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

     The Portfolio's transactions in forward currency and futures contracts, short sales "against the box," and options will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for the Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. The Portfolio will limit its activities in forward currency and futures contracts and options to the extent necessary to enable any investor that is a RIC to meet the requirements of Subchapter M of the Code.

     There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Portfolio.

     The Trust intends to conduct its activities and those of the Portfolio so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in the Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S.

federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in the Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in the Portfolio.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or non-U.S. tax consequences to them of investing in the Portfolio.

Item 20.  Underwriters.

     The exclusive placement agent for the Portfolio is CFBDS, Inc., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

Item 21.  Calculation of Performance Data.

     Not applicable.

Item 22.  Financial Statements.

     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission on March 9, 1999 (Accession Number 0000930413-99-000319), for the fiscal year ended December 31, 1998 are incorporated by reference into this Part B.

     A copy of the Annual Report of the Portfolio accompanies this Part B.

                                    PART C


Item 23. Exhibits.

   **          a(1)  The Declaration of Trust of the Trust

   *, ** and   a(2)  Amendments to the Declaration of Trust of the Trust
    filed
   herewith

   **          b     By-laws of the Trust

   **          d     Investment Advisory Agreement between the Registrant
                     and Citibank, N.A., as investment adviser

   **          e     Placement Agency Agreement between the Registrant and
                     CFBDS, Inc. (formerly known as The Landmark Funds
                     Broker-Dealer Services, Inc.), as exclusive placement agent

   **          g     Custodian Contract between the Registrant and State Street
                     Bank and Trust Company, as custodian

   **          h(1)  Administrative Services Agreement between the Registrant and Signature Financial Group (Cayman) Ltd. ("SFG"), as administrator

   **          h(2)  Amended and Restated Administrative Services Plan of the
                     Registrant

   **          h(3)  Accounting Services Agreement between the Registrant and State Street Cayman Trust Company, Ltd.

               n     Financial Data Schedule


-----------------------

   * Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form N-1A of the Registrant relating to International Equity Portfolio File No. 811-8434, filed April 29, 1996.

  ** Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form N-1A of the Registrant relating to International Equity Portfolio File No. 811-8434, filed April 30, 1998.



Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.


Item 25.  Indemnification.

     Reference is hereby made to Article V of the Declaration of Trust (filed as an Exhibit to Amendment No. 4 to its Registration Statement).

     The Trustees and officers of the Trust and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.


Item 26.  Business and Other Connections of Investment Adviser.

     Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly owned subsidiary of Citigroup Inc. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): Asset Allocation Portfolios (Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio and Short-Term Portfolio), The Premium Portfolios (U.S. Fixed Income Portfolio, High Yield Portfolio, Growth & Income Portfolio, Balanced Portfolio, Large Cap Growth Portfolio and Small Cap Growth Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, CitiFundsSM Multi-State Tax Free Trust (CitiFundsSM New York Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves and CitiFundsSM California Tax Free Reserves), CitiFundsSM Tax Free Income Trust (CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio and CitiFundsSM California Tax Free Income Portfolio), CitiFundsSM Institutional Trust (CitiFundsSM Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400, CitiSelect VIP Folio 500 and CitiFundsSM Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $327 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

     John S. Reed is the Chairman of the Board and a Director of Citibank. Victor J. Menezes is the President and a Director of Citibank. William R. Rhodes and H. Onno Ruding are Vice Chairmen and Directors of Citibank. The other Directors of Citibank are Paul S. Collins, Vice Chairman of Citigroup, Inc. and Robert I. Lipp, Chairman and Chief Executive Officer of Travelers Insurance Group and of Travelers Property Casualty Corp.

     Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:

Paul J. Collins        Director, Kimberly-Clark Corporation

Robert I. Lipp         Chairman, Chief Executive Officer and President,
                       Travelers Property Casualty Corp.

John S. Reed           Director, Monsanto Company
                       Director, Philip Morris Companies
                        Incorporated
                       Stockholder, Tampa Tank & Welding, Inc.

William R. Rhodes      Director, Private Export Funding
                        Corporation

H. Onno Ruding         Supervisory Director, Amsterdamsch
                        Trustees Cantoor B.V.
                       Director, Pechiney S.A.
                       Advisory Director, Unilever NV and Unilever PLC
                       Director, Corning Incorporated


Item 27.  Principal Underwriters.

     (a) CFBDS, the Registrant's Distributor, is also the distributor for CitiFundsSM International Growth & Income Portfolio, CitiFundsSM International Growth Portfolio, CitiFundsSM U.S. Treasury Reserves, CitiFundsSM Cash Reserves, CitiFundsSM Premium U.S. Treasury Reserves, CitiFundsSM Premium Liquid Reserves, CitiFundsSM Institutional U.S. Treasury Reserves, CitiFundsSM Institutional Liquid Reserves, CitiFundsSM Institutional Cash Reserves, CitiFundsSM Tax Free Reserves, CitiFundsSM Institutional Tax Free Reserves, CitiFundsSM California Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves, CitiFundsSM New York Tax Free Reserves, CitiFundsSM Intermediate Income Portfolio, CitiFundsSM Short-Term U.S. Government Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio, CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM California Tax Free Income Portfolio, CitiFundsSM

Small Cap Value Portfolio, CitiFundsSM Growth & Income Portfolio, CitiFundsSM Large Cap Growth Portfolio, CitiFundsSM Small Cap Growth Portfolio, CitiFundsSM Balanced Portfolio, CitiSelect Folio 200, CitiSelect Folio 300, CitiSelect Folio 400, CitiSelect Folio 500, CitiSelect VIP Folio 200, CitiSelect VIP Folio 300, CitiSelect VIP Folio 400, CitiSelect VIP Folio 500 and CitiFundsSM Small Cap Growth VIP Portfolio. CFBDS is also the placement agent for Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio, Short-Term Portfolio, International Equity Portfolio, Balanced Portfolio, Government Income Portfolio, Tax Free Reserves Portfolio, Cash Reserves Portfolio and U.S. Treasury Reserves Portfolio. CFBDS also serves as the distributor for the following funds: The Travelers Fund U for Variable Annuities, The Travelers Fund VA for Variable Annuities, The Travelers Fund BD for Variable Annuities, The Travelers Fund BD II for Variable Annuities, The Travelers Fund BD III for Variable Annuities, The Travelers Fund BD IV for Variable Annuities, The Travelers Fund ABD for Variable Annuities, The Travelers Fund ABD II for Variable Annuities, The Travelers Separate Account PF for Variable Annuities, The Travelers Separate Account PF II for Variable Annuities, The Travelers Separate Account QP for Variable Annuities, The Travelers Separate Account TM for Variable Annuities, The Travelers Separate Account TM II for Variable Annuities, The Travelers Separate Account Five for Variable Annuities, The Travelers Separate Account Six for Variable Annuities, The Travelers Separate Account Seven for Variable Annuities, The Travelers Separate Account Eight for Variable Annuities, The Travelers Fund UL for Life Insurance, The Travelers Fund UL II for Life Insurance, The Travelers Fund UL III for Life Insurance, The Travelers Variable Life Insurance Separate Account One, The Travelers Variable Life Insurance Separate Account Two, The Travelers Variable Life Insurance Separate Account Three, The Travelers Variable Life Insurance Separate Account Four, The Travelers Separate Account MGA, The Travelers Separate Account MGA II, The Travelers Growth and Income Stock Account for Variable Annuities, The Travelers Quality Bond Account for Variable Annuities, The Travelers Money Market Account for Variable Annuities, The Travelers Timed Growth and Income Stock Account for Variable Annuities, The Travelers Timed Short-Term Bond Account for Variable Annuities, The Travelers Timed Aggressive Stock Account for Variable Annuities, The Travelers Timed Bond Account for Variable Annuities, Emerging Growth Fund, Government Fund, Growth and Income Fund, International Equity Fund, Municipal Fund, Balanced Investments, Emerging Markets Equity Investments, Government Money Investments, High Yield Investments, Intermediate Fixed Income Investments, International Equity Investments, International Fixed Income Investments, Large Capitalization Growth Investments, Large Capitalization Value Equity Investments, Long- Term Bond Investments, Mortgage Backed Investments, Municipal Bond Investments, Small Capitalization Growth Investments, Small Capitalization Value Equity Investments, Appreciation Portfolio, Diversified Strategic Income Portfolio, Emerging Growth Portfolio, Equity Income Portfolio, Equity Index Portfolio, Growth & Income Portfolio, Intermediate High Grade Portfolio, International Equity Portfolio, Money Market Portfolio, Total Return Portfolio, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund, Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Balanced Portfolio, Conservative Portfolio, Growth Portfolio, High Growth Portfolio, Income Portfolio, Global Portfolio, Select Balanced Portfolio, Select Conservative Portfolio, Select Growth Portfolio, Select High Growth Portfolio, Select Income Portfolio, Concert Social Awareness Fund, Smith Barney Large Cap Blend Fund, Smith Barney Fundamental Value Fund Inc., Large Cap Value Fund, Short-Term High Grade Bond Fund, U.S. Government Securities Fund, Smith Barney Balanced Fund, Smith Barney Convertible Fund, Smith Barney Diversified Strategic Income Fund, Smith Barney Exchange Reserve Fund, Smith Barney High Income Fund, Smith Barney Municipal High Income Fund, Smith Barney Premium Total Return Fund, Smith Barney Total Return Bond Fund, Cash Portfolio, Government Portfolio, Municipal Portfolio, Concert Peachtree Growth Fund, Smith Barney Contrarian Fund, Smith Barney Government Securities Fund, Smith Barney Hansberger Global Small Cap Value Fund, Smith Barney Hansberger Global Value Fund, Smith Barney Investment Grade Bond Fund, Smith Barney Special Equities Fund, Smith Barney Intermediate Maturity California Municipals Fund, Smith Barney Intermediate Maturity New York Municipals Fund, Smith Barney Large Capitalization Growth Fund, Smith Barney S&P 500 Index Fund, Smith Barney Mid Cap Blend Fund, Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Cash Portfolio, Government Portfolio, Retirement Portfolio, California Money Market Portfolio, Florida Portfolio, Georgia Portfolio, Limited Term Portfolio, New York Money Market Portfolio, New York Portfolio, Pennsylvania Portfolio, Smith Barney Municipal Money Market Fund, Inc., Smith Barney Natural Resources Fund Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Zeros Plus Emerging Growth Series 2000, Smith Barney Security and Growth Fund, Smith Barney Small Cap Blend Fund, Inc., Smith Barney Telecommunications Income Fund, Income and Growth Portfolio, Reserve Account Portfolio, U.S. Government/High Quality Securities Portfolio, Emerging Markets Portfolio, European Portfolio, Global Government Bond Portfolio, International Balanced Portfolio, International Equity Portfolio, Pacific Portfolio, AIM Capital Appreciation Portfolio, Alliance Growth Portfolio, GT Global Strategic Income Portfolio, MFS Total Return Portfolio, Putnam Diversified Income Portfolio, Smith Barney High Income Portfolio, Smith Barney Large Cap Value Portfolio, Smith Barney International Equity Portfolio, Smith Barney Large Capitalization Growth Portfolio, Smith Barney Money Market Portfolio, Smith Barney Pacific Basin Portfolio, TBC Managed Income Portfolio, Van Kampen American Capital Enterprise Portfolio, Centurion Tax-Managed U.S. Equity Fund, Centurion Tax-Managed International Equity Fund, Centurion U.S. Protection Fund, Centurion International Protection Fund, Global High-Yield Bond Fund, International Equity Fund, Emerging Opportunities Fund, Core Equity Fund, Long-Term Bond Fund, Global Dimensions Fund L.P., Citicorp Private Equity L.P., AIM V.I. Capital Appreciation Fund, AIM V.I. Government Series Fund, AIM V.I. Growth Fund, AIM V.I. International Equity Fund, AIM V.I. Value Fund, Fidelity VIP Growth Portfolio, Fidelity VIP High Income Portfolio, Fidelity VIP Equity Income Portfolio, Fidelity VIP Overseas Portfolio, Fidelity VIP II Contrafund Portfolio, Fidelity VIP II Index 500 Portfolio, MFS World Government Series, MFS Money Market Series, MFS Bond Series, MFS Total Return Series, MFS Research Series, MFS Emerging Growth Series, Salomon Brothers Institutional Money Market Fund, Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic

Bond Fund, Salomon Brothers Total Return Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers Capital Fund Inc, Salomon Brothers Investors Fund Inc, Salomon Brothers Opportunity Fund Inc, Salomon Brothers Institutional High Yield Bond Fund, Salomon Brothers Institutional Emerging Markets Debt Fund, Salomon Brothers Variable Investors Fund, Salomon Brothers Variable Capital Fund, Salomon Brothers Variable Total Return Fund, Salomon Brothers Variable High Yield Bond Fund, Salomon Brothers Variable Strategic Bond Fund, Salomon Brothers Variable U.S. Government Income Fund, and Salomon Brothers Variable Asia Growth Fund.

     (b) The information required by this Item 27 with respect to each director and officer of CFBDS is incorporated by reference to Schedule A of Form BD filed by CFBDS pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).

     (c) Not applicable.


Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Name                                         Address

Signature Financial Group                   Elizabethan Square, George Town,
  (Cayman) Ltd.                             Grand Cayman, Cayman Islands, BWI
(administrator)

State Street Bank and Trust Company         225 Franklin Street
(custodian)                                 Boston, MA  02110

State Street Cayman Trust                   P.O. Box 2508 GT
  Company, Ltd.                             Grand Cayman
(accounting services agent)                 British West Indies

Citibank, N.A.                              153 East 53rd Street
(investment adviser)                        New York, NY 10043

CFBDS, Inc.                                 c/o Signature Financial Group
(placement agent)                             (Cayman) Ltd.
                                            Elizabethan Square
                                            George Town, Grand Cayman
                                            Cayman Islands BWI


Item 29.  Management Services.

     Not applicable.


Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on the 29th day of April, 1999.


                             THE PREMIUM PORTFOLIOS
                             on behalf of International Equity Portfolio


                             By:  /s/ Tamie Ebanks-Cunningham
                                  ---------------------------------
                                  Tamie Ebanks-Cunningham
                                  Assistant Secretary of
                                  The Premium Portfolios

                                 EXHIBIT INDEX


Exhibit
No.:           Description:

a(2)           Amendments to the Declaration of Trust of the Trust


n              Financial Data Schedule